                                                            EXHIBIT 23



              Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-52309) of American Water Works Company, Inc. of our report dated June 23, 2000 relating to the financial statements of the Savings Plan for Employees of American Water Works Company, Inc. and
Its Designated Subsidiaries, which appears in this Form 11-K.



PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
June 27, 2000